UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 18, 2018

ONCOSEC MEDICAL INCORPORATED

(Exact Name of Registrant as Specified in Charter)

Nevada (State or Other Jurisdiction of Incorporation)	000-54318 (Commission File Number)	98-0573252 (IRS Employer Identification No.)

3565 General Atomics Court, Suite 100

San Diego, California 92121

24 North Main Street

Pennington, NJ 08534-2218

(Address of Principal Executive Offices)

(855) 662-6732

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act.

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

[ ]	Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 21, 2018, OncoSec Medical Incorporated (the “Company”) received a letter from the Nasdaq Stock Market LLC (“Nasdaq”) indicating that the Company’s consolidated closing bid price has been below $1.00 per share for 30 consecutive business days, and that, therefore, the Company is not in compliance with Nasdaq Listing Rule 5550(a)(2), which is the minimum bid price requirement for continued listing on the Nasdaq Capital Market.

Pursuant to Nasdaq Listing Rule 5810(c)(3)(A), the Company has automatically been afforded a 180-calendar day grace period, or until June 19, 2019, to regain compliance. The continued listing standard will be met if the consolidated closing bid price of the Company’s common stock is at least $1.00 per share for a minimum of ten consecutive business days during the 180-calendar day grace period.

If the Company is not in compliance by June 19, 2019, the Company may be afforded a second 180-calendar day period to regain compliance if it meets certain requirements. As of the date of this filing, the Company believes that it would be eligible for a second 180-day grace period; however, such determination would not be made until June 19, 2019, and it is possible that the Company will not meet those requirements at that time.

The Company intends to monitor the closing bid price of its common stock and consider its available options to resolve the noncompliance with the minimum bid price requirement.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Effective December 20, 2018, the Company appointed Mr. Joon Kim (“Mr. Kim”) as a director on the Company’s Board of Directors (the “Board”), effective as of December 20, 2018. Mr. Kim was appointed to the Board in conjunction with the second closing of shares purchased by Alpha Holdings, Inc. (“Alpha”) on December 7, 2018. The Company previously announced that it entered into a stock purchase agreement (the “Agreement”) with Alpha on August 31, 2018, pursuant to which the Company agreed to issue and sell to Alpha shares of its common stock equal to an aggregate amount of up to $15,000,000 at a market purchase price of $1.50 per share (the “Shares”). Pursuant to the Agreement, Alpha received the option to nominate a director to the Board and nominated Mr. Kim. Upon such nomination, the Board examined his credentials, experience, and background and determined that Mr. Kim would be a valuable addition to the Board. Following such determination, the Board unanimously agreed to appoint Mr. Kim to the Board, effective as of December 20, 2018.

Mr. Kim, age 53, is an accomplished litigator and criminal law lawyer with extensive experience in both criminal and civil litigation matters. As a partner in Lee & Ko’s International Litigation and Dispute Resolution and White Collar Crime Practice Groups, Mr. Kim advises clients, both domestic and international, on a broad range of litigation and dispute-resolution matters. With a particularly strong background in representing clients in court proceedings, Mr. Kim has a comprehensive understanding of every stage of the litigation process, including all aspects of initial investigatory/discovery proceedings, settlement negotiations, hearings, motions, trials, evidentiary issues and the handling of post-judgment challenges and appeals.

Prior to joining Lee & Ko, Mr. Kim worked for several years as litigation lawyer and served from 2008 to 2017 as a public prosecutor in California. Mr. Kim has first-chaired both jury and non-jury trials, and has been trained in all aspects of litigation. During his time as a public prosecutor, Mr. Kim also had the experience of serving in 2016 as a research fellow in Korea at the Institute of Justice, under the auspices of the Korean Ministry of Justice, where he worked closely with Korean public prosecutors. Mr. Kim received his J.D. from Berkeley School of Law and his B.S. from the Berkeley School of Business.

Upon his appointment as a director, Mr. Kim’s compensation for his services as a director, including his services on any committees of the Company’s Board, will consist of a stock option award to purchase up to 100,000 shares of the Company’s common stock, which vests in equal monthly installments over a 12-month period subject to continued service as a director on each vesting date. No family relationships exist between Mr. Kim and any of the Company’s directors or other executive officers.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The 2018 annual meeting of stockholders of Company was held on December 18, 2018. The following matters were voted on by the stockholders: (i) the election of six directors; (ii) the ratification of the appointment of Mayer Hoffman McCann P.C. as Company’s independent registered public accounting firm for the year ending July 31, 2019; (iii) the approval of an amendment to the Company’s Articles of Incorporation to authorize the Company to issue up to 10,000,000 shares of blank check preferred stock, par value $0.0001 per share, in one or more series as determined by the Board, with such rights, privileges, preferences and limitations as the Board may, in its sole discretion, determine; and (iv) to approve, on an advisory basis, the compensation of Company’s named executive officers. The results of the vote are summarized below.

Item 1: Election of directors:

Nominee	Total Votes For	Total Votes Withheld	Broker Non-Votes

Dr. Avtar Dhillon	11,339,788	2,978,572	29,412,067
Dr. James DeMesa	13,323,880	994,480	29,412,067
Daniel J. O’Connor	12,306,383	2,011,977	29,412,067
Punit S. Dhillon	11,545,960	2,772,400	29,412,067
Gregory Mayes	13,154,409	1,163,951	29,412,067
Robert E. Ward	13,444,863	873,497	29,412,067

Item 2: Ratification of the appointment of Mayer Hoffman McCann P.C. as the Company’s independent registered public accounting firm for the year ending July 31, 2019:

Total Votes For	Total Votes Against	Abstention	Broker Non-Votes
41,558,156	1,081,705	1,090,566	N/A

Item 3: Vote to approve an amendment to the Company’s Articles of Incorporation to authorize the Company to issue up to 10,000,000 shares of blank check preferred stock, par value $0.0001 per share, in one or more series as determined by the Board, with such rights, privileges, preferences and limitations as the Board may, in its sole discretion, determine:

Total Votes For	Total Votes Against	Abstention	Broker Non-Votes
7,957,743	6,026,195	334,422	29,412,067

Item 4: Vote to approve on an advisory basis, the compensation of the Company’s named executive officers:

Total Votes For	Total Votes Against	Abstention	Broker Non-Votes
9,880,538	3,560,190	877,632	29,412,067

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONCOSEC MEDICAL INCORPORATED
(Registrant)

Date: December 21, 2018	By:	/s/ Daniel J. O’Connor
	Name:	Daniel J. O’Connor
	Title:	Chief Executive Officer and President